Exhibit 10 (aa)



AMENDMENT NUMBER ONE

TO PANCHO'S MEXICAN BUFFET, INC. 1992 STOCK OPTION PLAN



	WHEREAS, on October 17, 1997, the Board of Directors of
Pancho's Mexican Buffet, Inc. (the "Company") unanimously approved two amendments to the Company's 1992 Stock Option Plan
(the "1992 Plan"); and



	WHEREAS, on January 28, 1998, at the Annual Meeting of Shareholders, the stockholders of the Company approved, by the affirmative vote of a majority of the common shares present, or represented by proxy, the same two amendments to the 1992 Plan;


	NOW, THEREFORE, EFFECTIVE January 28, 1998, the 1992 Plan is amended as follows:

	1.	The first sentence of Section 3 of the 1992 Plan is amended
in its entirety so as to provide as follows:

		"Subject to the provisions of paragraph 7 (relating to the adjustment upon changes in stock), the number of shares which may be sold pursuant to options under the Plan shall not exceed in the aggregate 600,000 shares of Common stock of the Company."

2.	The second sentence of Section 4(b) of the 1992 Plan is
amended to reflect the increase in the annual grant from 2000 to 4000 shares each.

	Other than as set forth in the preceding two amendments, the 1992 Plan remains unchanged and in full force and effect.



	SIGNED this 28th day of January, 1998.



			/s/ Hollis Taylor
    			Hollis Taylor
    			President and Chief Executive Officer